Exhibit 21.1

Subsidiaries

The following are the wholly owned and controlled, directly or indirectly, subsidiaries of CleanSpark, Inc., as at September 30, 2025 unless otherwise noted below, and the states in which they are organized. The names of certain subsidiaries have been omitted because, considered in the aggregate as a single subsidiary, they would not constitute, as of the end of the year covered by this report, a “significant subsidiary” as that term is defined in Rule 1-02(w) of Regulation S-X under the Securities Exchange Act of 1934.

Name	Jurisdiction
ATL Data Centers LLC	Georgia
CleanBlok, Inc.	Georgia
CleanSpark DW, LLC	Georgia
CleanSpark GLP, LLC	Georgia
CSRE Properties, LLC	Georgia
CSRE Properties Norcross, LLC	Georgia
CSRE Properties Washington, LLC	Georgia
CSRE Properties Sandersville, LLC	Georgia
CSRE Properties Dalton, LLC	Georgia
CSRE Property Management Company, LLC	Georgia
CleanSpark GA, LLC	Georgia
CleanSpark MS, LLC	Mississippi
CSRE Properties Mississippi, LLC	Mississippi
CSRE Properties Vicksburg, LLC	Mississippi
MS Data, LLC	Mississippi
Clinton16.5 LLC	Mississippi
CleanSpark HQ, LLC	Nevada
CleanSpark WY, LLC	Wyoming
CSRE Properties Wyoming, LLC	Wyoming
CleanSpark SD, LLC	South Dakota
CSRE Properties South Dakota, LLC	South Dakota
CleanSpark TN, LLC	Tennessee
CSRE Properties Tennessee, LLC	Tennessee
Campbell Junction Technologies LLC	Tennessee
Jellico Technologies LLC	Tennessee
Decatur Technologies LLC	Tennessee
Tazewell Technologies LLC	Tennessee
West Crossville Technologies LLC	Tennessee
Oneida Technologies LLC	Tennessee
Winfield Technologies LLC	Tennessee
CleanSpark Manis, LLC*	Tennessee
CleanSpark Karns, LLC*	Tennessee
CleanSpark Fort Loudoun, LLC*	Tennessee
Project Tiger, LLC*	Texas
Sealy Power DC, LLC*	Texas
GRIID Infrastructure Inc.	Delaware
GRIID Holdco LLC	Delaware
GRIID Infrastructure LLC	Delaware
Red Dog Technologies LLC	Delaware
GIB Compute LLC	Delaware
Union Data Diner LLC	Delaware
Jackson Data LLC	Delaware
Tullahoma Data LLC	Delaware
LaFollette Data LLC	Delaware
Data Black River LLC	Delaware
Ava Data LLC	Delaware

Avalon Data LLC	Delaware
Badin Data LLC	Delaware
Rutledge Development & Deployment LLC	Delaware
CleanSpark Data I, LLC*	Delaware

An * indicates that this entity was acquired after September 30, 2025, but prior to the date of this report.